Exhibit 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of Elephant Talk Communications, Inc.:

1.	Elephant Talk Europe Holding B.V., a Netherlands entity (wholly-owned subsidiary of the Registrant).

2.	Elephant Talk Global Holding B. V., a Netherlands entity (wholly-owned subsidiary of the Registrant).

3.	Elephant Talk Limited, a Hong Kong entity (wholly-owned subsidiary of the Registrant).

4.	Elephant Talk Communications France S.A.S., a French entity (wholly-owned subsidiary of the Registrant).

5.	Elephant Talk Communications Holding AG, a Swiss entity (wholly-owned subsidiary of the Registrant).

6.	Elephant Talk Communications PRS U.K. Limited, a British entity (majority-owned subsidiary of the Registrant).

7.	Elephant Talk Communications Luxemburg SA, a Luxemburg entity (wholly-owned subsidiary of the Registrant).

8.	Elephant Talk Business Services W. L.L.i.o. a Bahrainian entity (wholly-owned subsidiary of the Registrant).

9.	Elephant Talk Communications SLU., a Spanish entity (wholly-owned subsidiary of the Registrant).

10.	Elephant Talk Communication Austria GmbH, an Austrian entity (wholly-owned subsidiary of the Registrant).

11.	Vocalis Austria GmbH, an Austrian entity (wholly-owned subsidiary of the Registrant).

12.	ET-STREAM GmbH, a Swiss entity (wholly-owned subsidiary of the Registrant).

13.	Elephant Talk Communications (Europe) GmbH, a Swiss entity (wholly-owned subsidiary of the Registrant).

14.	Cardnet Clearing Services B.V., a Netherlands entity (wholly-owned subsidiary of the Registrant).

15.	Elephant Talk Communications Premium Rate Services B.V., a Netherlands entity (majority-owned subsidiary of the Registrant).

16.	Elephant Talk Communications Italy S.R.L. an Italian entity (wholly-owned subsidiary of the Registrant).

17.	Elephant Talk Communications Carrier Services GmbH, a Swiss entity (wholly-owned subsidiary of the Registrant).

18.	Elephant Talk Communications Carrier Schweiz GmbH, a Swiss entity (wholly-owned subsidiary of the Registrant).

19.	Elephant Talk Communications Carrier Services GmbH Branch, a Swiss entity (wholly-owned subsidiary of the Registrant).

20.	Elephant Talk Communications Carrier Schweiz GmbH Branch, a Belgium entity (wholly-owned subsidiary of the Registrant).

21.	Elephant Talk Middle East & Africa (Holding) W.L.L., a Bahrainian entity (majority-owned subsidiary of the Registrant).

22.	Elephant Talk Middle East & Africa (Holding) Jordan LLC., a Jordanian entity (wholly-owned subsidiary of the Registrant).

23.	Elephant Talk Middle East & Africa W.L.L., a Bahrainian entity (majority-owned subsidiary of the Registrant).

24.	Elephant Talk Middle East & Africa FZ-LLC,. a Dubhai entity (majority-owned subsidiary of the Registrant).

25.	ET Stream Limited, a Hong Kong entity(wholly-owned subsidiary of the Registrant).

26.	Full Mark Technology Limited, a British Virgin Islands entity (wholly-owned subsidiary of the Registrant).

27.	Jinfuyi Technology Limited, a Chinese entity (wholly-owned subsidiary of the Registrant).